Exhibit 99.1

Investor Relations:	Alexandra Lynn
(617) 747-3300 ir@amg.com

Media Relations:	Laura O’Brien
(617) 747-3300
pr@amg.com

AMG Reports Financial and Operating Results

for the Fourth Quarter and Full Year 2014

Company Reports Economic EPS of $3.55; EPS of $3.02 for Fourth Quarter,

Economic EPS of $11.45; EPS of $8.01 for Full Year 2014

BOSTON, January 27, 2015 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the fourth quarter and full year 2014.

For the fourth quarter of 2014, Economic earnings per share (“Economic EPS”) were $3.55, compared to $3.66 for the same period of 2013, while diluted earnings per share for the fourth quarter of 2014 were $3.02, compared to $2.79 for the same period of 2013.  For the fourth quarter of 2014, Economic net income was $200.0 million, compared to $202.9 million for the same period of 2013.  For the fourth quarter of 2014, Net income was $172.6 million, compared to $158.2 million for the same period of 2013.  For the fourth quarter of 2014, EBITDA was $278.9 million, compared to $301.5 million for the same period of 2013.  (Economic EPS, Economic net income, and EBITDA are defined in the attached tables, along with comparisons to the appropriate GAAP measure.)

For the year ended December 31, 2014, Economic net income was $644.4 million, while EBITDA was $900.8 million, and Net income was $452.1 million.  For the year ended December 31, 2013, Economic net income was $570.1 million, while EBITDA was $819.9 million, and Net income was $360.5 million.

Net client cash flows for the fourth quarter of 2014 were $2.6 billion, and flows for the year ended December 31, 2014 were $21.4 billion.  The aggregate assets under management of AMG’s affiliated investment management firms were approximately $626 billion at December 31, 2014, pro forma for a pending investment.

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“AMG’s fourth quarter results marked a strong finish to 2014, with Economic earnings per share of $3.55 for the quarter and a record $11.45 for the full year,” stated Sean M. Healey, Chairman and Chief Executive Officer of AMG.  “Our results reflect excellent execution across all aspects of our growth strategy, including continued strong growth from net client cash flows, the long-term investment outperformance of our Affiliates, and significant deployment of capital through our new investments strategy.  The addition of four new Affiliates during the year, along with our additional investment in AQR, demonstrates the ongoing success of our strategy to partner with the highest-quality boutiques worldwide, and meaningfully enhances the earnings power of our business as well as our position in the most attractive return-oriented product areas globally.”

“Our global distribution strategy has now generated strong organic growth from net client cash flows into actively-managed products for nineteen consecutive quarters — which is particularly notable given the muted investor risk appetite observed by the industry generally,” Mr. Healey continued.  “During the fourth quarter, our Affiliates won new mandates and follow-on fundings across all of our institutional coverage regions, from global clients seeking differentiated, value-added strategies in active equities and alternatives. While strong inflows to our Affiliates’ global equity and alternative products were somewhat offset by outflows in U.S. equities in the U.S. retail channel, which was consistent with the broader industry trends, we have entered 2015 with a strong book of prospective new business, and are well-positioned for continued organic growth from net client cash flows.”

“Finally, following an excellent 2014, in which we deployed over $1.3 billion through our new investments strategy, we continue to have a substantial pipeline of outstanding prospective Affiliates,” Mr. Healey concluded.  “AMG’s opportunity set includes a broad array of highly-regarded traditional and alternative firms globally, and with our two-decade track record of successful partnerships and an unparalleled distribution capability for boutique firms, AMG is uniquely attractive as a permanent partner to the best boutiques in the world.  We are confident in our ability to generate meaningful earnings growth through additional accretive investments in outstanding new Affiliates going forward.”

About Affiliated Managers Group

AMG is a global asset management company with equity investments in leading boutique investment management firms.  AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy.  AMG’s strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.  As of December 31, 2014, the aggregate assets under management of AMG’s Affiliates were approximately $626 billion, pro forma for a pending investment, in more than 400 investment products across a broad range of investment styles, asset classes and distribution channels.  For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Risk Factors” set forth in the Company’s Form 10-K for the year ended December 31, 2013.

AMG routinely posts information that may be significant for investors in the Investor Relations section of its website, and encourages investors to consult that section regularly.  For additional information, please visit www.amg.com.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-877-407-9210 (domestic calls) or 1-201-689-8049 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call.  To hear a replay of the call, please dial 1-877-660-6853 (domestic calls) or 1-201-612-7415 (international calls) and provide conference ID 13599211.  The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via the Web at http://www.amg.com/InvestorRelations/.

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Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	12/31/13	12/31/14

Revenue	$594.0	$641.2

Net income (controlling interest)	$158.2	$172.6

Economic net income (controlling interest) (A)	$202.9	$200.0

EBITDA (controlling interest) (B)	$301.5	$278.9

Average shares outstanding - diluted	59.1	58.5

Earnings per share - diluted	$2.79	$3.02

Average shares outstanding - adjusted diluted (C)	55.4	56.3

Economic earnings per share (C)	$3.66	$3.55

	December 31, 2013	December 31, 2014

Cash and cash equivalents	$469.6	$550.6

Senior bank debt	$525.0	$855.0

Senior notes	$340.0	$736.8

Convertible securities	$518.7	$303.1

Stockholders’ equity	$2,134.2	$2,627.0

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Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except per share data)

	Year	Year
	Ended	Ended
	12/31/13	12/31/14

Revenue	$2,188.8	$2,510.9

Net income (controlling interest)	$360.5	$452.1

Economic net income (controlling interest) (A)	$570.1	$644.4

EBITDA (controlling interest) (B)	$819.9	$900.8

Average shares outstanding - diluted	56.7	58.4

Earnings per share - diluted	$6.55	$8.01

Average shares outstanding - adjusted diluted (C)	55.3	56.3

Economic earnings per share (C)	$10.31	$11.45

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Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	12/31/13	12/31/14

Net income (controlling interest)	$158.2	$172.6
Convertible securities interest expense, net	6.6	3.8
Net income (controlling interest), as adjusted	$164.8	$176.4

Average shares outstanding - diluted	59.1	58.5

Earnings per share - diluted	$2.79	$3.02

	Year	Year
	Ended	Ended
	12/31/13	12/31/14

Net income (controlling interest)	$360.5	$452.1
Convertible securities interest expense, net	10.5	15.2
Net income (controlling interest), as adjusted	$371.0	$467.3

Average shares outstanding - diluted	56.7	58.4

Earnings per share - diluted	$6.55	$8.01

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Affiliated Managers Group, Inc.

Reconciliations of Average Shares Outstanding

(in millions)

	Three Months	Three Months
	Ended	Ended
	12/31/13	12/31/14

Average shares outstanding - diluted	59.1	58.5
Assumed issuance of junior convertible securities shares	(4.2)	(2.2)
Dilutive impact of junior convertible securities shares	0.5	—
Average shares outstanding - adjusted diluted (C)	55.4	56.3

	Year	Year
	Ended	Ended
	12/31/13	12/31/14

Average shares outstanding - diluted	56.7	58.4
Assumed issuance of junior convertible securities shares	(2.0)	(2.2)
Dilutive impact of senior convertible securities shares	0.4	—
Dilutive impact of junior convertible securities shares	0.2	0.1
Average shares outstanding - adjusted diluted (C)	55.3	56.3

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Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets Under Management

Statement of Changes - Quarter to Date

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, September 30, 2014	$345,493	$179,250	$74,731	$599,474
Client cash inflows	14,948	11,000	3,068	29,016
Client cash outflows	(9,906)	(13,519)	(3,013)	(26,438)
Net client cash flows	5,042	(2,519)	55	2,578
New investments (D)	6,530	10,747	—	17,277
Investment performance	(1,465)	950	1,372	857
Assets under management, December 31, 2014	$355,600	$188,428	$76,158	$620,186

Statement of Changes - Year to Date

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, December 31, 2013	$300,566	$169,436	$67,319	$537,321
Client cash inflows	52,152	42,875	10,691	105,718
Client cash outflows	(31,923)	(43,066)	(9,324)	(84,313)
Net client cash flows	20,229	(191)	1,367	21,405
New investments (D)	25,199	14,414	4,089	43,702
Investment performance	6,706	4,769	3,440	14,915
Other (E)	2,900	—	(57)	2,843
Assets under management, December 31, 2014	$355,600	$188,428	$76,158	$620,186

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Affiliated Managers Group, Inc.

Operating Results

(in millions)

Financial Results

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	12/31/13	of Total	12/31/14	of Total
Revenue
Institutional	$254.1	43%	$256.6	40%
Mutual Fund	281.5	47%	321.2	50%
High Net Worth	58.4	10%	63.4	10%
	$594.0	100%	$641.2	100%

EBITDA (controlling interest) (B)
Institutional	$201.9	67%	$162.0	58%
Mutual Fund	68.3	23%	85.0	31%
High Net Worth	31.3	10%	31.9	11%
	$301.5	100%	$278.9	100%

	Year		Year
	Ended	Percent	Ended	Percent
	12/31/13	of Total	12/31/14	of Total
Revenue
Institutional	$948.7	43%	$1,022.8	41%
Mutual Fund	1,023.0	47%	1,242.6	49%
High Net Worth	217.1	10%	245.5	10%
	$2,188.8	100%	$2,510.9	100%

EBITDA (controlling interest) (B)
Institutional	$493.3	60%	$482.8	54%
Mutual Fund	246.1	30%	324.9	36%
High Net Worth	80.5	10%	93.1	10%
	$819.9	100%	$900.8	100%

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Affiliated Managers Group, Inc.

Reconciliations of Performance Measures

(in millions)

	Three Months	Three Months
	Ended	Ended
	12/31/13	12/31/14

Net income (controlling interest)	$158.2	$172.6
Intangible amortization and impairments	34.2	31.7
Intangible-related deferred taxes	8.6	(6.5)
Other economic items	1.9	2.2
Economic net income (controlling interest) (A)	$202.9	$200.0

Net income (controlling interest)	$158.2	$172.6
Interest expense	18.9	19.9
Imputed interest and contingent payment arrangements	5.2	2.5
Income taxes	83.3	50.2
Depreciation and other amortization	1.7	2.0
Intangible amortization and impairments	34.2	31.7
EBITDA (controlling interest) (B)	$301.5	$278.9

	Year	Year
	Ended	Ended
	12/31/13	12/31/14

Net income (controlling interest)	$360.5	$452.1
Intangible amortization and impairments	148.9	121.0
Intangible-related deferred taxes	38.1	47.8
Other economic items (F)	22.6	23.5
Economic net income (controlling interest) (A)	$570.1	$644.4

Net income (controlling interest)	$360.5	$452.1
Interest expense	87.3	76.6
Imputed interest and contingent payment arrangements (F)	31.7	30.1
Income taxes	185.0	213.4
Depreciation and other amortization	6.5	7.6
Intangible amortization and impairments	148.9	121.0
EBITDA (controlling interest) (B)	$819.9	$900.8

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Affiliated Managers Group, Inc.

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2014	2013	2014

Revenue	$594.0	$641.2	$2,188.8	$2,510.9
Operating expenses:
Compensation and related expenses	267.7	263.9	947.5	1,030.5
Selling, general and administrative	129.0	126.0	427.2	485.5
Intangible amortization and impairments	30.1	38.0	128.2	122.2
Depreciation and other amortization	3.8	4.6	14.0	16.9
Other operating expenses	10.3	10.0	37.8	40.6
	440.9	442.5	1,554.7	1,695.7
Operating income	153.1	198.7	634.1	815.2

Income from equity method investments	186.8	132.4	307.8	281.7

Other non-operating (income) and expenses:
Investment and other income	(20.8)	(4.1)	(40.8)	(23.3)
Interest expense	18.9	19.9	87.3	76.6
Imputed interest expense and contingent payment arrangements	5.2	2.5	31.7	30.1
	3.3	18.3	78.2	83.4

Income before income taxes	336.6	312.8	863.7	1,013.5

Income taxes (G)	87.5	54.5	194.1	227.9
Net income	249.1	258.3	669.6	785.6

Net income (non-controlling interests)	(90.9)	(85.7)	(309.1)	(333.5)

Net income (controlling interest)	$158.2	$172.6	$360.5	$452.1

Average shares outstanding - basic	53.2	55.3	53.1	55.0
Average shares outstanding - diluted	59.1	58.5	56.7	58.4

Earnings per share - basic	$2.97	$3.12	$6.79	$8.22
Earnings per share - diluted	$2.79	$3.02	$6.55	$8.01

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Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in millions)

	December 31,	December 31,
	2013	2014
Assets
Cash and cash equivalents	$469.6	$550.6
Receivables	418.4	425.9
Investments in marketable securities	157.9	172.6
Other investments	164.3	167.2
Fixed assets, net	92.3	95.4
Goodwill	2,341.7	2,661.5
Acquired client relationships, net	1,460.7	1,778.4
Equity investments in Affiliates	1,123.3	1,783.5
Other assets	90.6	71.7
Total assets	$6,318.8	$7,706.8

Liabilities and Equity
Payables and accrued liabilities	$514.7	$816.8
Senior bank debt	525.0	855.0
Senior notes	340.0	736.8
Convertible securities	518.7	303.1
Deferred income taxes	456.9	491.7
Other liabilities	177.0	206.0
Total liabilities	2,532.3	3,409.4

Redeemable non-controlling interests	641.9	645.5
Equity:
Common stock	0.5	0.6
Additional paid-in capital	479.9	672.2
Accumulated other comprehensive income	74.0	31.8
Retained earnings	1,711.2	2,163.3
	2,265.6	2,867.9
Less: treasury stock, at cost	(131.4)	(240.9)
Total stockholders’ equity	2,134.2	2,627.0
Non-controlling interests	1,010.4	1,024.9
Total equity	3,144.6	3,651.9
Total liabilities and equity	$6,318.8	$7,706.8

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Affiliated Managers Group, Inc.

Notes

(in millions, except per share data)

(A)                             Under our Economic net income (controlling interest) definition, we add to Net income (controlling interest) our share of intangible amortization (including equity method intangible amortization) and impairments, deferred taxes related to intangible assets, and other economic items which include non-cash imputed interest (principally related to the accounting for convertible securities and contingent payment arrangements) and certain Affiliate equity expenses.  We consider Economic net income (controlling interest) an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of interests in our affiliated investment management firms, and it is therefore employed as our principal performance benchmark.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance or liquidity.

We add back intangible amortization and impairments attributable to acquired client relationships because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time. The portion of deferred taxes generally attributable to intangible assets (including goodwill) is added back because we believe it is unlikely these accruals will be used to settle material tax obligations.  We add back non-cash imputed interest and reductions or increases in contingent payment arrangements because it better reflects our contractual interest obligations.  We add back non-cash expenses relating to certain transfers of equity between Affiliate partners when these transfers have no dilutive effect to shareholders.

(B)                               EBITDA (controlling interest) represents our performance before our share of interest expense, income taxes, depreciation and amortization.  We believe that many investors use this information when comparing the financial performance of companies in the investment management industry.  EBITDA (controlling interest), as calculated by us, may not be consistent with computations of EBITDA by other companies.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance or liquidity.

(C)                               Economic earnings per share represents Economic net income (controlling interest) divided by the adjusted diluted average shares outstanding.  In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation.  This method does not take into account any increase or decrease in our cost of capital in an assumed conversion.  Economic earnings per share is provided in addition to, but not as a substitute for, Earnings per share - diluted or any other GAAP measure of financial performance.

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(D)                             We completed our investment in SouthernSun Asset Management, LLC in the first quarter of 2014; we completed our investments in EIG Global Energy Partners, LLC and River Road Asset Management, LLC in the second quarter of 2014; and we completed our investment in Veritas Asset Management LLP in the fourth quarter of 2014.

(E)                              Other primarily includes assets under management attributable to Affiliate product transitions, new investment client transitions and transfers of our interests in certain Affiliated investment management firms, the financial effects of which are not material to our ongoing results.

(F)                                 In the first quarter of 2014, we settled our 2006 junior convertible trust preferred securities and recognized a one-time expense of $18.8 ($11.6 net of tax) primarily related to the difference between the carrying value and the fair value of the debt.

(G)                             Our consolidated income tax provision includes taxes attributable to controlling interests, and to a lesser extent, taxes attributable to non-controlling interests, as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2014	2013	2014
Current income taxes	$79.5	$35.6	$153.1	$149.8
Intangible-related deferred taxes	8.6	(6.5)	38.1	47.8
Other deferred taxes	(4.8)	21.1	(6.2)	15.8
Taxes attributable to controlling interest	83.3	50.2	185.0	213.4
Taxes attributable to non-controlling interests	4.2	4.3	9.1	14.5
Total income taxes	$87.5	$54.5	$194.1	$227.9

Income before taxes (controlling interest)	$241.5	$222.8	$545.5	$665.5

Effective tax rate *	34.5%	22.5%	33.9%	32.1%

* Taxes attributable to controlling interests divided by controlling interest share of the consolidated income before taxes.